EXHIBIT 99.1

CHRISTOPHER J. GEBERTH                                 AL PALOMBO
VICE PRESIDENT, FINANCE                                INVESTOR RELATIONS
DIOMED HOLDINGS, INC.                                  CAMERON ASSOCIATES
(866) 434-6633 OR 978-824-1816                        (212) 554-5488
INVESTOR-RELATIONS@DIOMEDINC.COM                       AL@CAMERONASSOC.COM


             DIOMED HOLDINGS, INC. AGREES TO $10.6 MILLION FINANCING

           INVESTORS TO PURCHASE $7 MILLION IN SENIOR CONVERTIBLE DEBT
                        AND $3.6 MILLION OF COMMON STOCK

ANDOVER, MA-- SEPTEMBER 28, 2004--Diomed Holdings, Inc. (AMEX: DIO), a leading developer and marketer of minimally invasive medical technologies, today announced that it has entered into definitive agreements for $10.6 million in financing through a private placement.

James A. Wylie, Jr., President and Chief Executive Officer of Diomed Holdings, Inc., stated, "The completion of this financing helps to increase and solidify Diomed's position as a global market leader in the area of endovenous laser treatment of varicose veins with our patented EVLT(R) technology. As evidenced by the greater market acceptance and awareness of the procedure by an increasing number of insurers across the US, we continue to be excited about the future prospects of our company and our industry in general."

The private placement financing consists of $7 million in senior convertible debt and $3.6 million in common stock. The debt is convertible at $2.29 per share, which is a 20% premium over yesterday's closing price of $1.91 per share and bears interest at the six month LIBOR rate plus 400 basis points. The convertible debt has a four-year term and is payable at maturity in cash or stock, subject to certain restrictions.

The $3.6 million in common stock will be purchased at $1.53 per share, a 20% discount to yesterday's closing price. The terms of the transaction include 50% warrant coverage for both equity and debt components. The warrants have a 5-year term, with an exercise price of $2.10 per share, a premium of 10% to yesterday's closing price.

"Our decision to take advantage of this financing opportunity was based on our desire to continue to expand our business, maintain our competitive advantage, and to continue to vigorously protect our intellectual property rights under US patent law," Mr. Wylie added. "Coupled with our continued strong business fundamentals, this financing strengthens our balance sheet and positions the company to further expand its key sales and marketing initiatives, taking advantage of a rapidly growing market."

The Company has agreed to register the underlying shares with the Securities and Exchange Commission. Closing is subject to the satisfaction of certain conditions,  including  the  listing  of the  shares  with  the  American  Stock
Exchange.

The Company will file a Current Report on Form 8-K containing complete details of the transaction.

ABOUT DIOMED

Diomed develops and commercializes minimally invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed focuses on EndoVenous Laser Treatment (EVLT(R)) for use in varicose vein treatments, photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT(R) procedure and the Company's related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for EVLT(R), the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company's website, WWW.EVLT.COM. EVLT(R) is a registered trademark of Diomed Inc., Andover, MA.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with trends in the products markets, reliance on third party distributors in various countries outside the United States, reoccurring orders under OEM contracts, market acceptance risks, technical development risks and other risk factors. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our Annual Report on Form SEC 10-KSB/A (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" on pages 19 through 32 of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.